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                          REAL ESTATE PURCHASE AND
                               SALE AGREEMENT



                                  between

                           REC RESOLUTION COMPANY
                                                                     SELLER


                                    AND


                              FRED MEYER, INC.

                                                                  PURCHASER










            Concerning Seven Portland-Area Fred Meyer Properties




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                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

                             TABLE OF CONTENTS

                                                                           Page

1.  PURCHASE AND SALE OF THE PROPERTIES.....................................2

2.  TOTAL PURCHASE PRICE....................................................2

3.  EFFECTIVE DATE..........................................................2

4.  PRECONDITIONS TO PURCHASER'S OBLIGATIONS................................3
    4.1   Certain Transactions..............................................3
    4.2   Title.............................................................3
    4.3   Hazardous or Toxic Materials......................................4
    4.4   No Material Changes...............................................4
    4.5   Board Approval....................................................4

5.  CONDEMNATION............................................................4

6.  LEGAL LOT; OUTPARCELS...................................................5

7.  CLOSING.................................................................6
    7.1   Closing Date......................................................6
    7.2   Manner and Place of Closing.......................................6
    7.3   Prorations.  .....................................................6
    7.4   Conveyance of Properties..........................................6
    7.5   FIRPTA. ..........................................................6
    7.6   Events of Closing.................................................6
    7.7   Title Insurance...................................................7
    7.8   Lease.  ..........................................................7

8.  REPRESENTATIONS, WARRANTIES AND COVENANTS...............................7
    8.1   Seller's Representations, Warranties and Covenants................7
    8.2   Purchaser's Representations and Warranties........................8

9.  CONDUCT UNTIL CLOSING; SELLER'S COOPERATION; DISCLAIMER.................9

10. FAILURE TO CLOSE........................................................9
    10.1  Seller's Remedies.................................................9
    10.2  Purchaser's Remedies.............................................10

11. GENERAL PROVISIONS.....................................................10
    11.1  Binding Effect; Assignment.......................................10
    11.2  Time of Essence..................................................10
    11.3  Notices..........................................................10
    11.4  Waiver...........................................................11
    11.5  Attorneys' Fees..................................................11

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

                                                                           Page

    11.6  Prior Agreements.................................................11
    11.7  Applicable Law...................................................11
    11.8  Brokers..........................................................11
    11.9  Changes in Writing...............................................11
    11.10 Counterparts.....................................................11
    11.12 Survival.........................................................11
    11.13 Effect of Extensions and Modifications; Backup Offers............11
    11.14 Oregon Statutory Disclaimer......................................12
    11.15 Disclaimer; Duty to Disclose.  ..................................12
    11.16 Representations; Condition of Properties.........................12
    11.17 Related Agreement................................................12
    11.18 Certain Obligations.  ...........................................13

12. APPROVAL BY SELLER.....................................................13


EXHIBIT A-1    Legal Description of Burlingame Property
EXHIBIT A-2    Legal Description of Glisan Property
EXHIBIT A-3    Legal Description of Gresham Property
EXHIBIT A-4    Legal Description of Interstate Property
EXHIBIT A-5(a) Legal Description of Oak Grove Property
EXHIBIT A-5(b) Legal Description of Oak Grove PL Property
EXHIBIT A-6    Legal Description of Stadium Property
EXHIBIT A-7    Legal Description of Tigard Property

EXHIBIT B - Reports
EXHIBIT C - Form of Lease Assignment
EXHIBIT D - Site Plans (Depicting Pads)
EXHIBIT E - Use Restrictions
EXHIBIT F - Pad Agreement (Gateway)

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

                  REAL ESTATE PURCHASE AND SALE AGREEMENT
                (Seven Portland-Area Fred Meyer Properties)

      This REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of April 5, 1996, between REC RESOLUTION COMPANY, an Oregon corporation ("Seller"), and FRED MEYER, INC., a Delaware corporation, or its assign ("Purchaser"), recites and provides as follows:

                                  RECITALS

      A. Seller, as successor to Fifth Avenue Corporation, owns the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-1 (the "Burlingame Property"). The Burlingame Property is currently leased by Seller to Purchaser, pursuant to a lease agreement dated as of December 12, 1988 (the "Burlingame Lease"). For purposes of this Agreement, the Burlingame Property will exclude the "Burger King Building" as such term is defined in the Burlingame Lease; the parties intend that Seller will retain ownership of the Burger King Building as contemplated by Section 6.5 of this Agreement.

      B. Seller, as successor to Union Central Company, owns the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-2 (the "Glisan Property"). The Glisan Property is currently leased by Seller to REPL pursuant to two lease agreements dated as of September 20, 1961 and October 7, 1983. REPL subleases the Glisan Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986.

      C. Seller, as successor to EFEM Company, owns the real property located in Gresham, Multnomah County, Oregon, described in the attached Exhibit A-3 (the "Gresham Property"). The Gresham Property is currently leased by Seller to REPL pursuant to a lease agreement dated as of July 1, 1974. REPL subleases the Gresham Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986.

      D. Seller, as successor to Fourth Avenue Corporation, owns the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-4 (the "Interstate Property"). The Interstate Property is currently leased by Seller to REPL pursuant to a lease agreement dated as of January 7, 1966. REPL subleases the Interstate Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986.

      E. Seller, as successor to Vanoak Corporation, owns the real property located in Milwaukie, Clackamas County, Oregon, described in the attached Exhibit A-5(a) (the "Oak Grove Store Property"). The Oak Grove Property is currently leased by Seller to REPL pursuant to a lease agreement dated as of April 28, 1960 REPL subleases the Oak Grove Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986. Seller, as successor to Vanoak Corporation, owns the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit
A-5(b) (the "Oak Grove PL Property"). The Oak Grove PL Property is currently leased by Seller to Purchaser, pursuant to a lease agreement dated as of December February 1, 1990 (the "Oak Grove PL Lease").

      F. Seller, as successor to Fifth Avenue Corporation, owns the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-6 (the "Stadium Property", which includes the parking lot located across a public street from the store). The Stadium Property is currently leased by Seller to REPL pursuant to two lease agreements dated as of February 14, 1968 and June 20, 1984. REPL subleases the Stadium Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986.


                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

      G. Seller, as successor to Duane Company, owns the real property located in Tigard, Washington County, Oregon, described in the attached Exhibit A-7 (the "Tigard Property"). The Tigard Property is currently leased by Seller to REPL pursuant to a lease agreement dated as of February 14, 1967. REPL subleases the Tigard Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986.

      H. The above-referenced properties, together with all buildings and other improvements located thereon and all rights and appurtenances belonging thereto or in any way appertaining thereto and all right, title and interest of Seller in and to any and all roads, streets, alleys and ways, bounding such property are collectively referred to herein as the "Properties." The above-referenced master leases (other than the Burlingame Lease) are sometimes collectively referred to as the "Master Leases" or individually as a "Master Lease." The above-referenced subleases are sometimes collectively referred to as the "Subleases" or individually as a "Sublease."

      I. Seller desires to sell the Properties to Purchaser, and Purchaser desires to purchase the Properties from Seller, on the terms and conditions set forth in this Agreement.

                                 AGREEMENTS

      The parties agree as follows:

      1. PURCHASE AND SALE OF THE PROPERTIES. Seller agrees to sell the Properties to Purchaser, and Purchaser agrees to purchase the Properties from Seller, on the terms and conditions set forth in this Agreement.

      2. TOTAL PURCHASE PRICE. The total purchase price for the Properties is TWENTY ONE MILLION ONE HUNDRED SEVENTY THREE HUNDRED THIRTY FIVE DOLLARS ($21,170,335). The purchase price is allocated among the various portions of the Properties as follows:

PROPERTY                               LAND              IMPROVEMENTS             TOTAL
- --------                               ----              ------------             -----
Burlingame Property               $2,115,736.00         $2,115,736.00         $4,231,472.00
Glisan Property                   $1,980,848.00         $3,231,911.00         $5,212,759.00
Gresham Property                    $829,563.00         $1,055,808.00         $1,885,371.00
Interstate Property               $1,434,161.00         $1,271,804.00         $2,705,965.00
Oak Grove Property                  $492,763.00         $1,332,287.00         $1,825,050.00
Stadium Property                  $1,429,591.00           $993,444.00         $2,423,035.00
Tigard Property                     $952,605.00         $1,934,078.00         $2,886,683.00

TOTAL                             $9,235,267.00        $11,935,068.00        $21,170,335.00

      3. EFFECTIVE DATE. The "Effective Date" for purposes of this Agreement is the date that this Agreement is mutually executed and delivered.

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

      4. PRECONDITIONS TO PURCHASER'S OBLIGATIONS. The close of escrow and Purchaser's obligation to purchase the Properties are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions, and the obligations of the parties with respect to such conditions are as set forth in this Section 4. The conditions set forth in this Section 4 are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Seller.

          4.1  CERTAIN TRANSACTIONS.

               (a) Purchaser shall have completed and closed (1) a sale-leaseback transaction of between nine and thirteen properties currently owned by Purchaser or its subsidiaries, and (2) a purchase of certain properties currently owned by Metropolitan Life Insurance Company and leased by Purchaser or its subsidiaries. If either of these transactions has not closed by December 31, 1996, then, unless Purchaser waives this condition in writing on or before December 31, 1996, this Agreement shall terminate.

               (b) Each of the Properties shall have been accepted as financeable by any institutional lender or equity investor providing financing for this transaction. If this has not occurred by December 31, 1996, then, unless Purchaser waives this condition in writing delivered to Seller on or before December 31, 1996, this Agreement shall terminate.

          4.2 TITLE. At closing Seller shall convey fee simple title to the Properties by special warranty deeds, subject to no encumbrances created or suffered by Seller other than nondelinquent real property taxes, and other matters which may be approved in writing by Purchaser in accordance with this Section.

               (a) TITLE REPORT, SURVEY, ETC. Purchaser shall within 10 days after the Effective Date obtain current preliminary title reports on the Properties, from First American Title Insurance Company ("Title Company"). Purchaser shall also, within 90 days after the Effective Date, obtain current ALTA surveys of the Properties meeting Purchaser's survey requirements. The cost of the surveyor's work will be paid by Purchaser. Seller and Purchaser will each review the surveys and if necessary the legal descriptions of the Properties will be adjusted based on such surveys.

               (b)  TITLE APPROVAL PROCEDURE.

                    (1) Within 30 days after receipt of all of the title reports and surveys, Purchaser will review such materials and notify Seller in writing of Purchaser's approval (or disapproval) of any exceptions shown in the title reports, other than an exception for current property taxes, and of such surveys. Failure to notify Seller than an item is approved shall be deemed to be disapproval of such item. In the event of such disapproval: (i) Seller shall be obligated to remove (or commit to remove) any disapproved lien or other financial encumbrance (a "Lien"), at or prior to closing; and (ii) Seller agrees to exert its best efforts to remove any other disapproved matter (but Seller is not absolutely obligated to remove a disapproved matter other than a Lien).

                    (2) Seller shall have 20 days from the date that items are disapproved or deemed disapproved to eliminate any disapproved title exceptions or survey matters (or as to any Liens, to commit in writing to eliminate such Liens at or prior to closing). If Seller is unable to eliminate a disapproved title exception or survey matter within such twenty-day period, despite Seller's best efforts to do

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94
so, either party may elect to rescind this Agreement by notice to the other party within ten days after the expiration of the twenty-day period. In such event, all obligations of the parties under this Agreement shall thereafter cease. Purchaser may preserve this Agreement, however, if Purchaser notifies Seller within twenty days after delivery of a notice of termination by Seller, that either: (a) Purchaser waives its objection to the relevant encumbrance(s); or (b) as to encumbrances that can be removed by the payment of money, Purchaser intends at closing to pay the amount necessary to remove such encumbrances. If Purchaser so preserves this Agreement, this Agreement shall remain in full force and effect, and Purchaser will receive a credit at closing in the amount of any sum paid by Purchaser to remove such encumbrances on title.

                    (3) As to any exceptions to title placed of record or first identified after issuance of the preliminary title report or revealed by any supplemental report, there shall be a 10-day period for Purchaser to review and approve or disapprove such exceptions on the same basis as provided above.

          4.3 HAZARDOUS OR TOXIC MATERIALS. Exhibit B sets forth a complete list of all written soils, environmental or other reports or studies currently in Seller's possession concerning any hazardous waste or hazardous substances (as defined in Section 8.1) on, in or under the Properties or any underground storage tanks on the Properties
(collectively, the "Reports"). Seller has provided or will promptly provide complete copies of the Reports and any other such reports discovered by Seller after the date hereof. Purchaser will cause to be conducted such investigations or audits of the environmental condition of the Properties as Purchaser deems prudent. Purchaser will on request provide to Seller copies of any reports prepared by third parties in connection with such investigations or audits. In the event that, prior to the Closing Date, any hazardous substances in amounts or of kinds that violate or could give rise to liability under environmental laws (as defined in Section 8.1) are discovered on, in, or under any of the Properties, or any underground storage tanks are discovered on any of the Properties, Purchaser may elect, within ten days after learning of the discovery of such matter, to terminate this Agreement by notice to the Seller; provided, however, that Seller may preserve this Agreement by notifying Purchaser (within 10 days after receipt of the Purchaser's termination notice) that Seller commits at its expense to perform any remediation necessary to correct the problem to the satisfaction of Purchaser (in Purchaser's discretion) and any governmental agency with jurisdiction over the Properties, and the parties thereafter document such remediation commitment in a manner acceptable to Purchaser. If this Agreement is so terminated, the parties shall thereafter have no further obligations under this Agreement.

          4.4 NO MATERIAL CHANGES. At the Closing Date, there shall have been no material adverse changes in the physical condition of or legal requirements applicable to the Properties.

          4.5 BOARD APPROVAL. Purchaser's Board of Directors shall have approved this transaction in its discretion. If this condition is not satisfied by December 31, 1996, this Agreement shall terminate.

      5. CONDEMNATION. If, prior to closing, any part of the Properties is condemned or appropriated by public authority or any party exercising the right of eminent domain, or is threatened thereby, then this Agreement shall, at the election of the Purchaser, become null and void. In the event the Purchaser elects not to terminate this Agreement, the purchase price shall not be affected, but Purchaser shall be entitled to all proceeds of such award (or, if the award is made prior to closing, Seller shall receive such proceeds but Purchaser shall receive a credit against the purchase price in the net amount of such proceeds). Seller will promptly notify Purchaser as to the commencement of any such action or any communication from a condemning authority that a condemnation or appropriation is contemplated, and will cooperate with

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

Purchaser in the response to or defense of such actions, and permit Purchaser to participate fully in, and approve any settlement of, any such proceedings.

      6.  LEGAL LOT; OUTPARCELS.

          6.1 If any of the Properties is not currently a separate legal lot or lots and tax parcel(s), Seller (with the cooperation of Purchaser) shall complete and obtain final approval of any necessary plat, partition, lot line adjustment or subdivision, so that as of closing the Property will be a separate legal lot or lots and tax parcel or parcels. Any conditions imposed in connection with such action must be acceptable to Purchaser. The costs incurred will be paid by Seller.

          6.2 The parties intend that the following "pad" outparcels, which are depicted generally on the site plans attached as Exhibit "D" hereto, are to be excluded from the purchase:

     Property                           Pad(s) excluded
     --------                           ---------------
     Gresham                            Newport Bay Restaurant
     Tigard                             U.S. Bancorp

          6.3 During the 60 days following the Effective Date, the parties will negotiate in good faith a set of reciprocal easements and restrictions with respect to these pads (the "REAs"). The REAs will prohibit use of the pads as specified on Exhibit E hereto, and will contain customary reciprocal access and utility easements on terms acceptable to each of the parties. The REAs will include cross parking easements, as well as a requirement for maintenance of adequate parking on the pads (consistent with law and customary retail development parking standards) notwithstanding such cross parking easements.

          6.4 Seller, as successor to Duane Company, is the owner of the Gateway shopping center development, in which Purchaser is a tenant. The parties will, at closing, execute and deliver an Agreement Regarding Pad Development in the form attached hereto as Exhibit F,

          6.5 During the 60 days following the Effective Date, the parties will negotiate in good faith a condominium agreement and related documentation, or other legal arrangements acceptable to the parties and their counsel, so as to separate fee ownership of the Burger King Building from the remainder of the Burlingame Property. Seller will retain ownership of the Burger King Building under the terms of such documents, which will contain customary and mutually acceptable terms and conditions relating to common area maintenance, taxes and similar matters. The terms of such documents will include use restrictions prohibiting use of the Burger King Building as specified on Exhibit E hereto, and will provide to the Burger King Building nonexclusive parking rights in the common areas of the development consistent with those stated in the Burlingame Lease. The documents will also include an "exclusive use" provision to the effect that no portion of the Burlingame Property will be developed as a fast food hamburger restaurant, subject to the following: the restriction will not apply to or limit in any manner any business operation within the Fred Meyer anchor store building; and the restriction shall terminate if the occupant of the Burger King Building ceases to operate a fast food hamburger restaurant therein for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes such as strikes, lockouts, fire or other casualty, or acts of God. Such documents will also permit the owner of the Burlingame Property to redevelop the Burlingame Property from time to time provided that the physical support, access, visibility and parking rights

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94
afforded to the Burger King Building are not materially adversely affected.
It is a mutual condition to closing that the parties reach final agreement on the terms of such documents.

      7.  CLOSING.

          7.1 CLOSING DATE. This transaction will be closed (the "Closing") on a date to be selected by Purchaser and reasonably acceptable to Seller, but not later than 30 days after satisfaction or written waiver of the conditions specified in Section 4 of this Agreement, and in any event not later than January 30, 1997 (the "Closing Date"). Purchaser will give Seller at least 30 days notice to close.

          7.2 MANNER AND PLACE OF CLOSING. This transaction will be closed by an escrow officer of First American Title Insurance Company (or other Title Company selected pursuant to Section 4.2) (the "Escrow Officer") at its office in Portland, Oregon, or at such other place as the parties may mutually select. Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

          7.3 PRORATIONS. There shall be no prorations of taxes or expenses, as Purchaser or Purchaser's subsidiary is under the Subleases responsible for taxes and expenses, and is entitled to all income derived from, the Properties, other than rent owing under the Master Leases, the Oak Grove PL Lease and the Burlingame Lease. Rent owing under the Master Leases, the Oak Grove PL Lease and the Burlingame Lease shall be prorated as of 12:01 a.m. on the Closing Date, with Seller entitled to such rents through such time and Purchaser entitled to such rents commencing on the Closing Date and thereafter.

          7.4 CONVEYANCE OF PROPERTIES. Conveyance of the Properties shall be by statutory special warranty deeds. All municipal, county, state and federal transfer and documentary stamp taxes shall be paid by Seller at the time of closing. The conveyance shall be free from all liens and encumbrances of any kind, without exceptions, unless otherwise specified herein or approved pursuant to Section 4.2, and except for the lien of real estate taxes not yet payable, so as to convey to Purchaser good and marketable title to all the Properties. The conveyance will be free of all tenancies other than (1) the rights of REPL pursuant to the Master Leases, and the occupancy of Fred Meyer, Inc. pursuant to the Subleases, the Oak Grove PL Lease and the Burlingame Lease; and (2) subleases, rental agreements or licenses in which Fred Meyer, Inc., or its subsidiary is the sublessor, landlord or licensor. Seller shall also assign to Purchaser its interest as lessor under the Master Leases and the Burlingame Lease, pursuant to a lease assignment in the form of Exhibit C.

          7.5 FIRPTA. Seller shall deliver to Purchaser at closing an affidavit that Seller is not a "foreign person" under FIRPTA, in form satisfactory to Purchaser.

          7.6 EVENTS OF CLOSING. Provided the Escrow Officer has received the sums and is in a position to cause the title insurance policy to be issued as described below, this transaction will be closed on the Closing Date as follows:

               (a) Purchaser shall pay the total purchase price for the Properties in immediately available funds, adjusted for the charges and credits set forth in this section.

               (b) Any liens or other encumbrances on title required by this Agreement to be paid or removed by Seller at closing shall be paid and satisfied or removed of record at Seller's expense.

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

               (c) Seller shall convey the real property to Purchaser by special warranty deed(s), subject to no encumbrances created or suffered by Seller other than the encumbrances accepted pursuant to Section 4.2 and the lien for real estate taxes not yet payable.

               (d) Title Company will commit to issue the policy described in Section 7.7, upon recordation of the closing documents.

               (e)  The parties will execute the documents contemplated by
Section 6 and any additional documentation required with respect to the matters described in Sections 7.4 and 7.5.

               (f) The Escrow Officer will record the deeds, the lease termination agreements, if any, and the REAs and the recordable documents contemplated by Section 6.

               (g) The escrow fee and the recording fees for the REAs shall be paid equally by the parties. Any real estate excise or transfer tax will be paid by Seller. The recording fees for the deeds will be paid by Purchaser. Seller shall be charged with the premium (including any sales or excise tax) for the title insurance policies to be delivered to Purchaser, except that Purchaser shall be responsible for the portion of the premium (including any sales or excise tax) attributable to extended coverage if Purchaser elects to obtain it, and for the cost of any endorsements requested by Purchaser.

               (h)  There are no brokerage fees.

               (i) If any other closing costs not specifically provided for herein are due at closing of this transaction, each party shall pay such closing costs as are normally and customarily the responsibility of such party. In addition to any other items required to be paid by either party pursuant to this Agreement, each party shall pay its own attorneys' fees.

          7.7 TITLE INSURANCE. As soon as possible after the Closing Date, Seller shall cause the Title Company to furnish Purchaser with a standard policy of title insurance in the amount of the total purchase price for each property, in form acceptable to Purchaser, subject only to exceptions for the matters accepted by Purchaser pursuant to Section 4.2 or referenced in Section 7.4. At Purchaser's option, such policies shall be in ALTA extended coverage form (full or partial), in which case Seller and Purchaser will execute such affidavits as may be necessary to obtain the extended coverage. Extra title premiums attributable to extended coverage shall be Purchaser's expense.

          7.8 LEASE. If Purchaser elects to assign this Agreement and the right to purchase the Properties to a third party that will lease the Properties to Seller, the parties will execute any additional documentation necessary to implement such assignment and lease, provided that Seller shall not be required to incur any additional expense or any material risk in connection therewith.

      8.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

          8.1 SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller represents and warrants to Purchaser that:

               (a) To the Seller's actual knowledge and without independent investigation, and except as disclosed on the Reports or in other reports in Buyer's possession: (1) there are no hazardous


                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94
substances (as defined below) on, within, under or upon the Properties, in amounts or of kinds that in their current condition pose a threat to human health or the environment or pose a risk of liability under environmental laws (provided, however, that due to the age of the improvements on the Properties, there may be asbestos containing materials used in the construction of such improvements); and (2) there are no underground storage tanks within the Properties. Seller does hereby assign to Purchaser (effective at and as of the Closing Date) any and all environmental warranties, indemnification agreements and rights of action Seller may have against third parties (if any) relating to the presence of any such hazardous substances or underground tanks. As used in this Agreement, the term "environmental laws" includes any and all state, federal and local statutes, regulations, and ordinances to which the Properties are subject and relating to the protection of human health and the environment, as well as any judgments, orders, injunctions, awards, decrees, covenants, conditions, or other restrictions or standards relating to same; and the term "hazardous substances" includes all hazardous and toxic substances, wastes, or materials, including without limitation all substances, wastes, and materials containing either petroleum, including crude oil or any fraction thereof, or any of the substances referenced in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act,
42 U.S.C. Section 9601(14), and similar or comparable state or local laws.
As tenant under the Subleases, Purchaser is presently responsible for asbestos auditing to the extent required by applicable law, and is not looking to Seller to provide any such audits.

               (b) Except as disclosed to Purchaser in writing, Seller has received no written notice of any condemnation, environmental, zoning or other land-use regulation proceedings which would detrimentally affect the use and operation of the Properties or the value of the Properties, nor has Seller received written notice of any special assessment proceedings affecting the Properties.

               (c) There is no litigation pending or to the Seller's actual knowledge threatened against Seller that arises out of the ownership of the Properties and would be binding on the Purchaser or might detrimentally affect the use or operation of the Properties for their intended purpose or the value of the Properties or adversely affect the ability of Seller to perform its obligations under this Agreement.

               (d) The persons who have executed this Agreement have been duly authorized to do so by Seller. All documents delivered at closing will be executed by a duly authorized person. Seller has a good and legal right to enter into this Agreement and to perform all covenants of Seller contained in this Agreement in accordance with its terms.

               (e) This Agreement and all documents required by it to be executed by Seller are and shall be valid, legally binding obligations of, and enforceable against, the Seller in accordance with their terms.

               (f) Neither the execution and delivery of this Agreement and the documents referred to herein, nor the incurring of the obligations set forth herein, nor the consummation of the transactions contemplated hereby, nor compliance with the terms of this Agreement and the documents referred to herein, conflicts with or results in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note or other evidence of debt, or any contract, indenture, mortgage, deed of trust or other agreement to which Seller is a party.

          8.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

                                                                   April 5, 1996
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                                     8

               (a) The persons who have executed this Agreement have been duly authorized to do so by Purchaser, and all requisite corporate action has been taken by Purchaser in connection with the entering into of this Agreement and the consummation of the transaction contemplated hereby (subject to the provisions of Section 4.5, which references the fact that board of directors approval has not been obtained as yet, and 12).

               (b) All documents delivered at closing will be executed by a duly authorized person. Purchaser has a good and legal right to enter into this Agreement and to perform all covenants of Purchaser contained in this Agreement in accordance with its terms.

               (c) This Agreement and all documents required by it to be executed by Purchaser are and shall be valid, legally binding obligations of, and enforceable against, Purchaser in accordance with their terms.

               (d) Neither the execution and delivery of this Agreement and the documents referred to herein, nor the incurring of the obligations set forth herein, nor the consummation of the transactions contemplated hereby, nor compliance with the terms of this Agreement and the documents referred to herein, conflicts with or results in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note or other evidence of debt, or any contract, indenture, mortgage, deed of trust or other agreement to which Purchaser is a party.

      9. CONDUCT UNTIL CLOSING; SELLER'S COOPERATION; DISCLAIMER. From the date of this Agreement until the Closing Date, Seller shall cause all liens on the Properties incurred by Seller to be paid current, and will not further mortgage or encumber the Properties or increase the amount of any current indebtedness on the Properties. No provision of this Agreement or previous (or subsequent) conduct or activities of the parties will be construed: (i) as making either party an agent, principal, partner or joint venturer with the other party, (ii) as creating any express or implied obligation for Purchaser to operate the Properties as a Fred Meyer retail facility or otherwise, or (iii) as making either party responsible for payment or reimbursement of any costs incurred by the other, whether or not such development occurs (except as may be expressly set forth herein or in its attached exhibits). WHETHER AND HOW PURCHASER MAY DEVELOP, REDEVELOP OR OPERATE THE PROPERTIES POST-CLOSING IS AT PURCHASER'S DISCRETION. SELLER WILL NOT HAVE ANY CLAIM AGAINST (OR RIGHT TO RECOVER ANY DAMAGES OR COSTS
FROM) PURCHASER IN THE EVENT PURCHASER DOES NOT DEVELOP, REDEVELOP OR CONTINUE TO OPERATE THE PROPERTIES.

      10.  FAILURE TO CLOSE.

           10.1 SELLER'S REMEDIES. In the event that this transaction fails to close on account of Purchaser's fault or inability to close, and Purchaser has not exercised any right to terminate or rescind this Agreement as provided herein, Purchaser shall pay to Seller the sum of $25,000 as full liquidated damages. SUCH AMOUNT HAS BEEN AGREED BY THE PARTIES TO BE REASONABLE COMPENSATION AND THE EXCLUSIVE REMEDY FOR PURCHASER'S DEFAULT, SINCE THE PRECISE AMOUNT OF SUCH COMPENSATION WOULD BE DIFFICULT TO DETERMINE. Seller hereby waives any right to specific enforcement of this Agreement, and any right to sue for damages (including lost profits or consequential damages) other than the liquidated damages provided for in this Section. The parties are

                                                                   April 5, 1996
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                                     9
initialing this Section for purposes of acknowledging and agreeing to such exclusive remedy and liquidated damages provision.

INITIALS OF:      SELLER  DWR                   PURCHASER  SCOTT
                         -----                            -------

           10.2 PURCHASER'S REMEDIES. In the event that the transaction fails to close on account of Seller's fault or Seller's inability to deliver title acceptable to Purchaser pursuant to Section 4.2, Purchaser shall be entitled to such remedies for breach of contract as may be available under applicable law, including (without limitation) the remedy of specific performance, collection of damages (provided such damages will not exceed $25,000), recovery of costs and attorneys' fees.

      11.  GENERAL PROVISIONS.

           11.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, successors, and assigns. Purchaser reserves the right to assign the right to purchase the Properties to any third party at closing. Purchaser also reserves the right to assign the Agreement at or prior to closing to an entity that will lease the Properties to Purchaser. Unless otherwise agreed, however, no such assignment shall release
Purchaser from its obligations under this Agreement, or increase Seller's obligations in any respect. Any such assignment must include assignment of the Related Agreement referenced in Section 11.17. After assignment, the purchasing party will be imputed with Purchaser's knowledge regarding the matters set forth in Section 11.16, and will be bound by the waiver set forth in Section 11.18, for all defects that would have been Purchaser's obligation to remedy under the Subleases.

           11.2 TIME OF ESSENCE. Time is of the essence of each and every provision of this Agreement.

           11.3 NOTICES. All demands or notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested;
by facsimile, or other telecommunication device capable of transmitting or creating a written record (provided that a copy is also sent by U.S. Mail, first class); or personally. Mailed notices shall be deemed delivered five
(5) days after mailing, properly addressed. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

Seller:           REC RESOLUTION COMPANY
                  Suite 200
                  15115 SW Sequoia Parkway
                  Portland, OR  97224
                  Attn:  Dave Ramus
                  Facsimile No. (503) 624-7755

                                                                   April 5, 1996
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                                     10

Purchaser:        Fred Meyer, Inc.
                  P.O. Box 42121
                  Portland, Oregon  97242-0121
                  (Street Address - 3800 S.E. 22nd Avenue,
                                    Portland, Oregon  97202)
                  Attn: Scott L. Wippel
                  Facsimile No.: (503) 797-3539

           11.4 WAIVER. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

           11.5 ATTORNEYS' FEES. In the event suit or action is instituted to interpret or enforce the terms of this Agreement or to rescind this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, on any appeal, and on any petition for review, in addition to all other sums provided by law.

           11.6 PRIOR AGREEMENTS. This Agreement supersedes and replaces all written and oral agreements previously made or existing between the parties (including, without limitation, all previous letters of intent and addenda thereto and all verbal agreements and understandings).

           11.7 APPLICABLE LAW. This Agreement shall be construed, applied and enforced in accordance with the laws of the State of Oregon.

           11.8 BROKERS. Each party will defend, indemnify, and hold the other party harmless from any claim, loss, or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of its own conduct.

           11.9 CHANGES IN WRITING. This Agreement and any of its terms may only be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

           11.10 COUNTERPARTS. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

           11.11 INVALIDITY OF PROVISIONS. In the event any provision of this Agreement is declared invalid or is unenforceable for any reason, such provision shall be deleted from such document and shall not invalidate any other provision contained in the document.

           11.12 SURVIVAL. All representations, warranties and obligations of the parties in this Agreement shall survive the Closing Date and delivery of the deed contemplated in this Agreement and be fully enforceable thereafter (provided, survival of representations and warranties other than deed title warranties shall be limited to a period of two years).

           11.13 EFFECT OF EXTENSIONS AND MODIFICATIONS; BACKUP OFFERS. Any amendment to this agreement (including any extension of time for waiver of conditions or closing) shall be deemed to be a

                                                                   April 5, 1996
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                                     11
modification of the continuing existing agreement, rather than a rescission or termination of such agreement. Seller will not accept any "backup", "standby" or other additional offers to purchase the Properties without Purchaser's written consent. In any event, any such additional offer shall be subordinate to this Agreement as it may be extended or modified.

           11.14 OREGON STATUTORY DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

           11.15 DISCLAIMER; DUTY TO DISCLOSE. As to any reports or other materials provided by one party to the other party herein, the party providing such reports or materials is not warranting (and will not be liable or responsible for) the accuracy, fitness or usability of such reports or materials or any recommendations or conclusions stated therein. All representations and warranties of the parties in this Agreement are limited to the best of the party's actual knowledge, without independent investigation or examination. If either party obtains actual knowledge prior to the Closing Date of a fact which would make any of the representations and warranties in this Agreement false, such party will notify the other party of such fact. A party will not be deemed in breach of a representation or warranty in this Agreement or liable to the other party for any claimed misrepresentation in this Agreement after the Closing Date unless the party had actual knowledge on the Closing Date that the representation or warranty was false and failed to disclose to the other party the fact known to the party which made the representation or warranty false.

           11.16 REPRESENTATIONS; CONDITION OF PROPERTIES. Purchaser or Purchaser's affiliate has heretofore operated and occupied the Properties and has thoroughly and completely examined and is fully aware of the physical condition of the Properties as well as any governmental permits or approvals required in connection with Purchaser's use of the Properties, the suitability of the Properties for Purchaser's intended use, the availability of utilities and services, the applicable zoning, building, housing and other ordinances, restrictions, laws, and regulations affecting the Properties or other matters. Except as otherwise specifically set forth in this Agreement or in any instrument delivered at Closing, Purchaser accepts the land and property and all other aspects of the Properties in their present condition, AS IS, without any representations or warranties by Seller, expressed or implied. Purchaser acknowledges that Purchaser has ascertained for itself the value and condition of the Properties and Purchaser is not relying on, nor has Purchaser been influenced by, any representation of Seller regarding the value or condition of the Properties.

           11.17 RELATED AGREEMENT. Purchaser is party to a Leasehold Assignment Agreement, dated on or about the date hereof, pursuant to which Purchaser intends to acquire the leasehold interest of REPL in the Properties (the "Related Agreement"), which the parties thereto intend to close simultaneously with closing under this Agreement. Purchaser's obligation to close under this Agreement is subject to the performance by REPL of REPL's obligations under the Related Agreement, such that a simultaneous closing may occur. Seller's obligation to close under this Agreement is subject to the performance by Purchaser of Purchaser's obligations under the Related Agreement, such that a simultaneous closing may occur.

                                                                   April 5, 1996
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                                     12

           11.18 CERTAIN OBLIGATIONS. Under the terms of the Subleases, Purchaser is obligated to (i) maintain the Properties (Paragraph 9.1) and
(ii) cause the Properties to comply with all legal requirements (Paragraph 6.2). In addition to Purchaser's acknowledgment that it is accepting the Properties AS IS, Purchaser hereby waives, releases, acquits and forever discharges Seller and its officers, directors, partners, employees, agents, and any other person acting on behalf of Seller, from any and all claims, actions, causes of action, demands, rights, damages expenses or compensation whatsoever, arising from any defects in the Properties, to the extent such defects would have been Purchaser's responsibility to remedy under the Subleases.

      12.  APPROVAL BY SELLER.

           Seller will have until 5 p.m. (Pacific Time) on April 5, 1996, in which to execute and return to Purchaser a fully signed counterpart of this Agreement. Neither the delivery of this Agreement to Seller for execution nor the delivery of any signed Agreement to Purchaser will create a binding contract, or contract by estoppel or otherwise, between the parties. Purchaser will have 10 days after receipt of this Agreement signed by Seller to execute and deliver or transmit (by facsimile or otherwise) to Seller at its address hereunder a fully executed counterpart of this Agreement, and if not executed and delivered within such time period, this Agreement will be null and void and neither party will thereafter have any obligation or liability to the other party pursuant to this Agreement.

           IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date set forth above.

SELLER:                      REC RESOLUTION COMPANY, AN OREGON CORPORATION


                                  By: DAVID W. RAMUS
                                      -----------------------------------------
                                  Title: VP
                                         --------------------------------------
                                  Date Executed: 4/5/96
                                                 ------------------------------

PURCHASER:                   FRED MEYER, INC., A DELAWARE CORPORATION


                                  By: SCOTT L. WIPPEL
                                      -----------------------------------------
                                      Scott L. Wippel, Senior Vice President
                                  Date Executed: 4-8-96
                                                 ------------------------------

                                                                   April 5, 1996
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                                     13

                                                                EXHIBIT A-1


A tract of land in Section 21, Township 1 South, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, described as follows:

Beginning at the intersection of the North line of S.W. Custer Street with the East line of S.W. 13th Avenue as these streets are now laid out and established; thence Northerly along the East line of S.W. 13th Avenue to the intersection of the East line of S.W. 13th Avenue with the South line of South Bertha Boulevard, as now laid out and established; thence in a Northeasterly by Easterly direction along the South line of S.W. Bertha Boulevard to the intersection of the South line of S.W. Bertha Boulevard with the Westerly corner of that tract conveyed to the City of Portland for street purposes recorded October 16, 1952 in Book 1564, page 53, Deed Records; thence following the Southwesterly line of said street tract along a curve right the central angle of which is 89 degrees 29' and a radius of 14 feet, a distance of 21.86 feet to a point in the West line of S.W. 10th Avenue as now laid out and established; thence South to the intersection of the West line of S.W. 10th Avenue with the Northerly line of S.W. Barbur Boulevard as now laid out and established; thence in a Southwesterly direction along the Northerly line of S.W. Barbur Boulevard to the intersection of the Northerly line of S.W. Barbur Boulevard with the North line of S.W. Custer Street as now laid out and established; thence Westerly along the North line of S.W. Custer Street to the point of beginning.


                         BURLINGAME PROPERTY PAGE 1

                                                                EXHIBIT A-2


A tract of land in the Northwest 1/4 of Section 32, Township 1 North, Range 2 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, being Blocks 16 and 17 and all of Blocks 15 and 18 of North Mt. Tabor and adjacent portions of vacated Country Road No. 534, Liberty Street and N. E. 66th Avenue; also a portion of Block 9, Marchmont Addition, recorded plats, in the County of Multnomah and State of Oregon; described as follows:

PARCEL NO. I

Beginning at the intersection of the North line of N. E. Glisan Street and the West line of N. E. 67th Avenue; thence Northerly along said West line of N. E. 67th Avenue 572.32 feet, more or less, to the intersection with the South line of N. E. Oregon Street; thence Westerly along the South line of N.E. Oregon 634 feet, more or less, to the intersection with the center line of vacated Country Road No. 534; thence Southerly along the center line of said Country Road #534, 572 feet, more or less, to the intersection with the North line of N. E. Glisan Street; thence Easterly along said North line of N. E. Glisan Street 15 feet to a point; thence Northerly parallel to said center line of said Country Road No. 534, 100 feet to a point; thence Easterly parallel to the North line of N. E. Glisan Street 100 feet to a point; thence Southerly parallel to the center line of said County Road No. 534, 100 feet to the North line of N. E. Glisan Street; thence Easterly along said North line of N. E. Glisan Street 519 feet, more or less, to the point of beginning.

PARCEL NO. II

Lots 8, 9, 10 and that portion of Lots 11, 12, 13, 14 and 15, lying Easterly of the East line of a deeded street, recorded December 1, 1960, in Book 2039, page 256, Multnomah County, Oregon, all in said Marchmont Addition.

PARCEL NO. III

A perpetual easement for ingress and egress over the following tract of land in Section 32, Township 1 North, Range 2 East of the Willamette
Meridian: Beginning at the center line of vacated County Road #534 (N. E. 65th Avenue) and the North line of N. E. Glisan Street; thence South 89 degrees 48' West 15.00 feet; thence North 0 degrees 01' 30" West 215.69; thence North 89 degrees 48' East, 15 feet; thence South 0 degrees 01' 30" East 215.69 feet to the point of beginning, in the City of Portland, County of Multnomah and State of Oregon.

SUBJECT TO:

1. A perpetual easement over the West 15 feet of the South 215.69 feet, for the purpose of ingress, egress and regress as set forth in agreement between Gibbons and Reed Company, a Utah corporation,

                           GLISAN PROPERTY PAGE 1
and Union Central Co., an Oregon corporation, dated September 5, 1961, recorded October 3, 1961 in PS Deed book 2084, page 1.

2. Easement for ingress and egress from Union Central Company to Humble Oil and Refining Company for the benefit of adjoining property disclosed in an unrecorded lease dated July 5, 1961, amended by letter dated September 12, 1961, and by instrument dated October 20, 1961, described as follows: A tract of land in the Northwest 1/4 of Section 32, Township 1, North, Range
2 East, Willamette Meridian, Multnomah County, Oregon, more particularly described as follows: Beginning at the center line of County Road No. 534 (N.E. 65th Avenue), now vacated and the north line of N. E. Glisan Street; thence North 89 degrees 48' East 115.00 feet along said north line to the true point of beginning; thence North 89 degrees 48' East 24.00 feet along said north line; thence North 45 degrees 10' 30" West 33.94 feet; thence South 0 degrees 01' 30" East 24.00 feet to the true point of beginning.

3. Easement for ingress and egress from Union Central Company to Humble Oil and Refining Company for the benefit of adjoining property disclosed in an unrecorded lease dated July 5, 1961, amended by letter dated September 12, 1961, and by instrument dated October 20, 1961, described as follows: A tract of land in the Northwest 1/4 of Section 32, Township 1 North, Range 2 East, Willamette Meridian, Multnomah County, Oregon more particularly described as follows: Beginning at the intersection of the center line of County Road No. 534 (N. E. 65th Avenue), now vacated, and the north line of
N. E. Glisan Street; thence North 89 degrees 48' East 15.0 feet to the true point of beginning; thence North 0 degrees 01' 30" West 30.0 feet; thence Southwesterly to a point on the north line of N. E. Glisan Street which is 30 feet west of the true point of beginning; thence along the north line of
N. E. Glisan Street 30.0 feet to the true point of beginning.


                           GLISAN PROPERTY PAGE 2

         (Former gas station parcel)

         A tract of land in the northwest 1/4 of Section 32, Township 1 North, Range 2 East, W.M., Multnomah County, Oregon, more particularly described as follows:

         Beginning at the center line of County Road No. 534 (N.E. 65th Avenue), now vacated, and the north line of the N. E. Glisan Street; thence North 89 degrees 48' East, 15.0 feet to the true point of beginning; thence North 89 degrees 48' East, 100.00 feet along said north street line; thence North 0 degrees 01' 30" West,
         100.00 feet; thence South 89 degrees 48' 00" West, 100.00 feet; thence South 0 degrees 01' 30" East, 100.00 feet to the true point of beginning.

together with the joint use in common of an easement over the following described real property:

         A tract of land in the northwest 1/4 of Section 32, Township 1 North, Range 2 East, W.M., Multnomah County, Oregon, more particularly described as follows:

         Beginning at the center line of County Road No. 534 (N.E. 65th Avenue), now vacated and the north line of N. E. Glisan Street, thence North 89 degrees 48' East, 115.00 feet along said north line to the true point of beginning; thence North 89 degrees 48' East, 24.00 feet along said north line; thence North 45 degrees 10' 30" West, 33.94 feet; thence South 0 degrees 01' 30" East,
         24.00 feet to the true point of beginning.

         Commonly known as 6515 N.E. Glisan, Portland, Oregon


                           GLISAN PROPERTY PAGE 3

                                                                EXHIBIT A-3


A tract of land in Section 11, Township 1 South, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon described as follows:

Beginning at a point on the westerly line of that tract of land described in Book 2191, page 341, Multnomah County Record of Deeds, 5.00 feet southerly from the southerly right-of-way line of Bull Run Road, said point bears South 2 degrees 44' 22" West 14.47 feet and South 87 degrees 15' 38" East 252.33 feet and South 89 degrees 38' 02" East 434.96 feet from the Northeast corner of the J.H. Lambert Donation Land Claim, Township 1 South, Range 3 East, Willamette Meridian, Multnomah County, Oregon:

Thence South 0 degrees 30' 55" East 185.19 feet to the southwesterly corner of that tract of land described in Book 2191, page 341, Multnomah County Record of Deeds; Thence South 89 degrees 38' 35" East 404.95 feet to a point situated North 89 degrees 38' 35" West 20.00 feet from the East line of that tract of land described in PS Miscellaneous Book 188, page 511, Multnomah County Record of Deeds; thence South 0 degrees 27' 56" East
190.00 feet to a point; thence South 21 degrees 30' 03" East 334.70 feet to a point; thence South 32 degrees 04' 14" East 220.83 feet to a 1-inch iron pipe on the westerly boundary of that tract of land described in PS Deed Book 990, page 130; thence South 0 degrees 28' 16" East 661.58 feet along said boundary line to the Northeast corner of that tract of land described in Volume 1106, page 283, Multnomah County Book of Deed Records; thence North 71 degrees 51' 12" West, coincident with the northerly line of the aforementioned described tract, 122.03 feet to a point; thence North 0 degrees 28' 31" West 427.13 feet to a point; thence South 89 degrees 29' 30" West 252.94 feet to a point; thence South 60 degrees 57' 27" West
235.66 feet to the easterly right-of-way line of S.E. Burnside Road; thence northwesterly along said right-of-way as follows: North 39 degrees 07' 34" West 299.29 feet along the Northeast boundary of that parcel of land described in Book 1701, page 3, Deed Records, and North 28 degrees 49' 10" West 116.95 feet and northwesterly along the arc of a 5,809.58-foot radius curve left, of which the long chord bears North 29 degrees 50' 21" West
226.35 feet and North 58 degrees 59' 11" East 10.00 feet and northwesterly along the arc of a 5,819.58-foot radius curve left, of which the long chord bears North 32 degrees 47' 02" West 371.74 feet to the intersection of the easterly right-of-way line of East Burnside Road and the southerly right-of-way line of Third Street; thence northeasterly along the southerly right-of-way line of Third Street as follows: Northeasterly along the arc of a 1,732.77-foot radius curve left, the long chord bears North 48 degrees 06' East 246.87 feet; North 44 degrees 00' 53" East 163.77 feet, northeasterly along the arc of a 211.00-foot radius curve right of which the long chord bears North 60 degrees 56' 29" East 122.86 feet, South 89 degrees 38' 02" East 70.65 feet to the point of beginning.


                          GRESHAM PROPERTY PAGE 1

                                                                EXHIBIT A-4


Property Description                                        August 12, 1974
Tract A                      Fred Meyer, Inc.


A tract of land located in the northwest quarter of Section 15, Township 1 North, Range 1 East, Willamette Meridian, City of Portland, Multnomah County, Oregon, more particularly described as follows:

Beginning at a point on the north line of Lot 1, Block 1, Kenmore, said point bears North 87 degrees 54' 00" East, 20.61 feet from the northwest corner thereof; thence North 87 degrees 54 ` 00" East, 432.02 feet to a point on the north line of Lot 2, Block 1, Van Buren's Addition, said point bears South 87 degrees 54' 00" West, 32.97 feet from the northeast corner thereof; thence on a 22.00 foot radius curve to the right, which chord bears South 45 degrees 52' 30" East, 31.77 feet, an arc length of 35.50 feet to a point 10.00 feet westerly from, when measured at right angles, the east line of said Block 1, Van Buren's Addition; thence South 00 degrees 21' 00" West, parallel with the said east line of Block 1, 462.94 feet to a point 10.00 feet westerly from, when measured at right angles, the east line of Block 4, said Van Buren's Addition; thence on a 199.01 foot radius curve to the left, which chord bears South 13 degrees 28' 00" East, 95.05 feet, an arc length of 95.98 feet; thence on a 129.01 foot radius curve to the right, which chord bears South 20 degrees 48' 30" East,
29.09 feet, an arc length of 29.15 feet to a point 10.00 feet westerly from, when measured on a radial line to said curve, the said east line of Block 4, Van Buren's Addition; thence on a 23.00 foot radius curve to the right, which chord bears South 18 degrees 45' 57" West, 25.12 feet, an arc length of 26.57 feet to a point 10.00 northerly from, when measured at right angles, the south line of Lot 8, Block 4, said Van Buren's Addition; thence North 89 degrees 38' 20" West, parallel with the said south line of Block 4, 500.19 feet to a point on the west line of Lot 1, Block 1, Northview, said point bears North 00 degrees 18' 49" East, 10.00 feet from the southwest corner thereof; thence North 00 degrees 19' 40" East, along the west line of Block 1, Northview, and the west line of Blocks 1 and 2 said Kenmore, 588.13 feet to a point that bears South 00 degrees 19' 40" West, 20.61 feet from the said northwest corner of Lot 1, Block 1, Kenmore; thence on a 21.50 foot radius curve to the right, which chord bears North 44 degrees 06' 50" East, 29.75 feet, an arc length of 32.86 feet to the point of beginning.

The above described tract of land contains 296,036.34 square feet or 6.7960 acres, more or less.


                    PETTIJOHN ENGINEERING COMPANY, INC.

                                   74-99

                         INTERSTATE PROPERTY PAGE 1

Property Description                                       August 12, 1974
Tract B                       Fred Meyer, Inc.


A tract of land located in the northwest quarter of Section 15, Township 1 North, Range 1 East, Willamette Meridian, City of Portland, Multnomah County, Oregon, more particularly described as follows:

Beginning at a point on the west line of Lot 1, Block 2, Van Buren's Addition, said point bears South 00 degrees 21' 00" West, 28.33 feet from the northwest corner thereof, said point also located at the intersection of the westerly right-of-way line of the Minnesota Freeway and the east right-of-way line of North Montana Avenue; thence tracing the said westerly freeway right-of-way line the following courses: South 60 degrees 42' 04" East, 122.73 feet, South 25 degrees 49' 30" East, 56.67 feet; South 00 degrees 21' 00" West, 45.00 feet; South 15 degrees 11' 48" East, 55.96 feet; South 00 degrees 21' 00" West, 100.00 feet; South 00 degrees 51' 11" East, 100.01 feet; South 00 degrees 36' 51" West, 50.00 feet; South 04 degrees 56' 08" East, 77.41 feet to a point on the south line of Lot 13, Block 1, Shannon Tract; thence North 89 degrees 38' 20" West, 24.00 feet to the southwest corner of said Lot 13; thence leaving said freeway right-of-way line and continuing North 89 degrees 38' 20" West, 50.00 feet to the southwest corner of Lot 11, said Block 1, Shannon Tract, said point also located on the east line of Lot 2, Block 5, Van Buren's Addition; thence North 00 degrees 21' 00" East, 21.90 feet to the northeast corner of said Lot 2; thence North 89 degrees 58' 00" West, 71.23 feet to the northwest corner of said Lot 2, said point also located on the easterly right-of-way line of North Montana Avenue; thence along the said easterly right-of-way line on a 139.01 foot radius curve to the right, which chord bears North 11 degrees 12' 49" West, 55.73 feet, an arc length of 56.11 feet; thence North 00 degrees 21' 00" East, 460.14 feet to the point of beginning.

The above described tract of land contains 69,634.68 square feet or 1.5986 acres, more or less.

                    PETTIJOHN ENGINEERING COMPANY, INC.

                                   74-99

                         INTERSTATE PROPERTY PAGE 2

                                                             EXHIBIT A-5(A)



Property Description           FRED MEYER, INC.          September 17, 1974
                                  Parcel A


     A parcel of land in Section 12, Township 2 South, Range 1 East, Willamette Meridian, Clackamas County, Oregon, more particularly described as follows:

     Beginning at the northeast corner of the intersection of S. E. McLoughlin Boulevard and S. E. Oak Grove Boulevard; thence in a northwesterly direction along the east line of said S. E. McLoughlin Boulevard on a 2805.00 foot radius curve to the right, which chord bears North 20 degrees 02' 48" West, 606.46 feet, an arc length of 607.65 feet to the north line of a tract of land conveyed to Robert M. Taylor and Imal O. Taylor by C. R. Moe, single man, in P S Deed Book 466, page 555, dated March 12, 1953 and recorded on March 17, 1953, records of Clackamas County; thence North 88 degrees 34' 30" East along said north line 163.52 feet to the west line of Lot 5, Camplan Addition, a duly recorded plat in Clackamas County; thence North 1 degrees 21' 40" West along the said west line of Lot 5, 31.00 feet to a point 25.00' Southerly from the northwest corner thereof; thence North 88 degrees 34' 30" East, parallel with the north line of said Lot 5, 189.97 feet to the intersection of said line with the northwesterly right of way line of the re-located 30.00 foot radius cul-de-sac at the south terminus of Camplan Court; thence along said cul-de-sac on a 30.00 foot radius curve to the left, which chord bears North 88 degrees 36' 00" East, 50.02 feet, an arc length of 129.35 feet to a point on the west line of Lot 8, said Camplan Addition, 70.03 feet southerly from the northwest corner thereof; thence North 1 degrees 21' 40" West along the west line of said Lot 8, 0.03 feet; thence North 88 degrees 34' 30" East, parallel with the north line thereof, 100.00 feet; thence South 1 degrees 21' 40" East, 5.00 feet; thence North 88 degrees 34' 30" East, 20.00 feet; thence South 46 degrees 25' 30" East, 35.36 feet; thence North 88 degrees 34' 30" East, 147.28 feet; thence South 36 degrees 10' 10" East, 225.24 feet to the said northerly right of way line of S. E. Oak Grove Boulevard; thence South 47 degrees 35' 40" West along said northerly line 595.02 feet to an angle point in said line; thence South 88 degrees 26' 40" West, 181.35 feet to the point of beginning.

     The above described parcel of land contains 7.6734 acres more or less.


                    PETTIJOHN ENGINEERING COMPANY, INC.

                               Job No. 74-121

                         OAK GROVE PROPERTY PAGE 1

Property Description           FRED MEYER, INC.         September 17, 1974
                                  Parcel B


     A parcel of land in Sections 1 and 12, Township 2 South, Range 1 East, Willamette Meridian, Clackamas County, Oregon, more particularly described as follows:

     Beginning at the northwest corner of Lot 8, Camplan Addition, a duly recorded plat in Clackamas County, said point also being on the East right of way line of Camplan Court; thence North 88 degrees 34' 30" East along the north line of said Lot 8 and its easterly extension thereof, 377.99 feet; thence North 1 degrees 13' 38" W, 200.00 feet to a point on the south right of way line of Maple Street; thence North 88 degrees 34' 30" East along said line, 114.89 feet to the intersection of said line with the westerly right of way line of Oatfield Road; thence South 25 degrees 19' 30" East along said westerly line, 198.43 feet to an angle point in said line; thence South 36 degrees 10' 10" East, 129.43 feet to the intersection of said line with the northerly right of way line of Oak Grove Boulevard; thence South 47 degrees 35' 40" West along said northerly line, 300.89 feet; thence leaving said line and running North 36 degrees 10' 10" West,
225.24 feet; thence South 88 degrees 34' 30" West, 147.28 feet; thence North 46 degrees 25' 30" West, 35.36 feet; thence South 88 degrees 34' 30" West, 20.00 feet; thence North 1 degrees 21' 40" West, 5.00 feet to a point
70.00 feet south of, when measured at right angles, the said north line of Lot 8, Camplan Addition; thence South 88 degrees 34' 30" West, parallel with said line, 100.00 feet to a point on the east right of way line of said Camplan Court; thence North 1 degrees 21' 40" West, 70.00 feet to the point of beginning.

The above described parcel of land contains 2.7953 acres more or less.


                    PETTIJOHN ENGINEERING COMPANY, INC.

                               Job No. 74-121

                         OAK GROVE PROPERTY PAGE 2

                                  PARCEL C


     A parcel of land in Section 12, Township 2 South, Range 1 East, Willamette Meridian, Clackamas County, Oregon, more particularly described as follows:

     The Westerly 90 feet of the following described parcel: The South 55 feet of Lot 4 and the North 25 feet of Lot 5, Camplan Addition, according to the duly recorded plat thereof, in Clackamas County, Oregon; and

     Parts of Tracts "M" and "J" of Kuehl's Acres, described as: Beginning on the east line of the East Portland-Oregon City Highway, known as the Super Highway, 164 feet Northerly from the south line of Tract "K", Kuehl's Acres; thence Northerly along the East line of said Super Highway 100 feet; thence East parallel with Maple Avenue 184.80 feet, more or less, to the east boundary of Tract "J", Kuehl's Acres; thence South along the east boundary of said Tract "J", 100 feet, more or less, to a point East of the point of beginning; thence West parallel with Maple Avenue 164.20 feet, more or less, to the point of beginning. Situate in Clackamas County, Oregon.


                         OAK GROVE PROPERTY PAGE 3

                                                                EXHIBIT A-5
Order No. C53078
Page No. 2

                                DESCRIPTION


The East 100 feet of the South 55 feet of Lot 4 and the East 100 feet of the North 25 feet of Lot 5, all to be cut off by lines parallel with the line between Lots 4 and 5, and the South line of Lot 4, in CAMPLAN ADDITION, in Clackamas County, Oregon.


                        OAK GROVE PARKING LOT PAGE 1

                                                                EXHIBIT A-6

                                  STADIUM

(Parking Lot)

1. Part of Block 30 in King's Second Addition to the City of Portland, in the City of Portland, County of Multnomah and State of Oregon:
     Commencing at a point where the West line of N. W. 20th Place, formerly Ella Street, would intersect the North line of N. W. Davis Street, formerly "D" Street if extended; running thence Northerly on the West line of N. W. 20th Place, 55 feet; thence Westerly and parallel to the North line of N. E. Davis Street, formerly "D" Street, if extended 100 feet; thence Southerly parallel to N. W. 20th Place, 55 feet to the North line of N. W. Davis Street, if extended; thence East 100 feet to the place of beginning.

     Beginning on the West boundary line of N. W. 20th Place at a point 50 feet Southerly from the intersection of the South line of N. W. Everett Street with the West line of said N. W. 20th Place; running thence Southerly along the West line of N. W. 20th Place, 50 feet; thence running Westerly parallel with the South boundary line of N. W. Everett Street, 100 feet; thence running Northerly parallel with the West line of N. W. 20th Place, 50 feet; thence running Easterly parallel with the South line of N. W. Everett Street, 100 feet to the point of beginning; also described as South 50 feet of the North 100 feet of the East 100 feet of Block 30, King's Second Addition to the City of Portland.

     Part of Block Thirty (30) King's Second Addition, described as follows: Commencing at a point where the West line of N. W. 20th Place, formerly Ella Street, would intersect the North line of N. W. Davis Street, formerly "D" Street, if extended; and running thence Northerly on the West line of N.W. 20th Place, 55 feet to the true place of beginning of the tract herein to be described; thence Westerly and parallel to the North line of N. W. Davis Street, formerly "D" Street, if extended, 100 feet; thence Northerly and parallel with the West line of N. W. 20th Place, 45 feet; thence Easterly and parallel to the North line of N. W. Davis Street, formerly "D" Street, if extended, 100 feet to the West line of N. W. 20th Place; thence Southerly along the West line of N. W. 20th Place, 45 feet to the true place of beginning.


                          STADIUM PROPERTY PAGE 1

(Store)

2. A part of Block 29, King's 2nd Addition to the City of Portland, in the City of Portland, County of Multnomah, and State of Oregon, more particularly described as follows:

     Beginning at a point in the West line of Northwest 20th Avenue, which is 60 feet South of the South lineof Northwest Everett Street; thence West along a line parallel with the South line of Northwest Everett Street, 112.5 feet; thence South along a line parallel with the West line of Northwest 20th Avenue, 40 feet to a point; thence West along a line parallel with the South line of Northwest Everett Street, 87.5 feet to a point in the East line of Northwest 20th Place, which is 100 feet South of the South line of Northwest Everett Street; thence South along the East line of Northwest 20th Place, 472.64 feet to a point in the North lineof West Burnside Street; thence Easterly along the Northerly line of West Burnside Street, 200.92 feet to an intersection with the East line of Northwest 20th Avenue; thence North along the West line of Northwest 20th Avenue 532.22 feet to the point of beginning.


                          STADIUM PROPERTY PAGE 2

                                                                EXHIBIT A-7


     A tract of land in Section 36, Township 1 South, Range 1 West, Willamette Meridian, Washington County, Oregon, more particularly described as follows:

     Beginning at the intersection of the south line of the Thomas Stott D.L.C. No. 53 with the west line of S.W. 71st Avenue as established by County Road survey No. 2042; thence southerly along said road on a 316.18 foot radius curve to the left, which chord bears South 16 degrees 47' 32" East, 129.06 feet, an arc length of 129.97 feet; thence continuing along said road South 28 degrees 32' 12" East, 23.25 feet to the top edge of a rock bank; thence leaving said road and running southwesterly along said rock bank the following courses: South 33 degrees 28' 10" West, 51.81 feet; South 35 degrees 54' 20" West, 44.87 feet; South 40 degrees 09' 50" West,
40.34 feet, South 34 degrees 33' 00" West, 16.51 feet; thence leaving said rock bank and running South 36 degrees 12' 40" East, 64.59 feet to the northwesterly line of S. W. Pacific Highway West; thence southwesterly along said highway the following courses: South 53 degrees 47' 20" West,
567.15 feet, South 36 degrees 12' 40" East, 10.00 feet; South 53 degrees 47' 20" West, 222.13 feet; thence leaving said highway and running North 36 degrees 12' 40" West, 98.29 feet; thence North 89 degrees 48' 00" West,
78.47 feet; thence North 0 degrees 12' 00" East, 265.24 feet; thence South 89 degrees 10' 00" East, 20.60 feet; thence North 0 degrees 12' 00" East,
452.00 feet to the said south line of Thomas Stott D.L.C. No. 53, thence South 89 degrees 00' 00" East along said D.L.C. line 328.10 feet; thence leaving said D.L.C. line and running North 0 degrees 15' 00" West, 131.94 feet to the south line of S. W. Spruce Street; thence North 89 degrees 52' 00" East along said street 419.95 feet to the intersection of said street with the said west line of S. W. 71st Avenue; thence South 0 degrees 18' 54" West, 99.89 feet; thence on a 316.18 foot radius curve to the left, which chord bears South 2 degrees 21' 02" East, 29.41 feet, an arm length of 29.62 feet to the point of beginning.

     The above described tract of land contains 11.40 acres more or less.


                           TIGARD PROPERTY PAGE 1

The following is the description of a portion of Lot B Metzger Acre tracts.

Beginning at a 3/4-inch iron pipe marking the northeasterly corner of Lot B Metzger Acre tracts, Township 1 South, Range 1 West of the Willamette Meridian, Washington County, Oregon, as recorded in Volume 2, Page 41 in the Plat Books of said county, said northeasterly corner is recorded as bearing North 45 degrees 10' East 875.3 feet and North 00 degrees 11' West 1784.5 feet and South 89 degrees 03' East 3688.5 feet and North 00 degrees 05' West 138.5 feet and North 89 degrees 48' West 447.2 feet from the most southerly southwest corner of the Thomas Scott Donation.

Land Claim No. 53, Township 1 South, Range 1 West of the Willamette Meridian, Washington County, Oregon, and running thence;

North 89 degrees 48' West 200.00 feet along the southerly right-of-way line of Spruce Street to an iron rod;

thence southerly 127.75 feet paralle to the easterly boundary line of said Lot B to a 5/8-inch iron rod with an aluminum cap on the southerly boundary line of Metzger Acre tracts;

thence South 89 degrees 03' East 200.11 feet along said southerly boundary line to the southeasterly corner of said Lot B;

thence northerly along said easterly boundary line of Lot B 131.07 feet to the point of beginning and containing 0.6 acres of land, more or less.


                           TIGARD PROPERTY PAGE 2

All of Block "B" METZGER ACRE TRACTS, EXCEPT the East 200 feet thereof, in the County of Washington and State of Oregon. Known as Tax Lot 3700.


                           TIGARD PROPERTY PAGE 3

                                 EXHIBIT B

                           Environmental Reports

None.


                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

                     EXHIBIT C - LEASE ASSIGNMENT FORM

RECORDING REQUESTED
BY AND WHEN RECORDED
RETURN TO:

- --------------------
P.O. Box 42121
Portland, Oregon  97242
Attn:  RTC MO/CLD


                         LEASE ASSIGNMENT AGREEMENT


      This Lease Assignment Agreement (this "Agreement"), dated as of , between REC RESOLUTION COMPANY, an Oregon corporation whose address is Suite 200, 15115 SW Sequoia Parkway, Portland, OR 97224 ("Assignor"), and ____________________, a Delaware corporation, whose address is
____________________ ("Assignee"), recites and provides as follows:

      FOR good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title and interest in and to each of the lease agreements referenced on Exhibit A hereto (the "Lease Agreements"). The rights conveyed hereby are referred to herein as the "Leasehold Interests".

      Assignee hereby accepts the foregoing assignment. Assignee agrees to assume Assignor's obligations under the Lease Agreements, provided, however, that Assignee does not assume, and Assignor shall remain fully responsible for, and agrees to discharge, any obligations or liabilities under such Lease Agreements that either (i) are not disclosed on the face of the copies of such Lease Agreements provided by Assignor to Assignee, or
(ii) accrued or arose from or out of a set of facts existing prior to the date hereof ("Assignor's Liabilities"). Assignee will indemnify, defend and hold harmless Assignor from and against liabilities, costs, expenses and damages, including attorneys' fees, arising from Assignee's failure to perform its obligations hereunder, except for liabilities that arise from Assignor's failure to perform its obligations hereunder or to discharge Assignor's Liabilities. Assignee assumes no liabilities or obligations of Assignor of any nature whatsoever, whether or not accrued or affixed, absolute or contingent, known or unknown, determined or determinable, or incurred prior to, on or after the Closing Date.

      Assignor represents, warrants and covenants to and with Assignee that: (1) Assignor has good and indefeasible title to the Leasehold Interests, subject to no encumbrances created or suffered by Assignor other than the matters identified on Exhibit B hereto; (2) Assignor has the full right, power and authority to assign the Leasehold Interests to Assignee in accordance herewith; and (3) Assignor will defend Assignee's right, title and interest in and to the Leasehold Interests from and against any claim by, through or under Assignor.

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

      This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties. Each party agrees, at the request of the other party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers of rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

EXECUTED effective the date first written above.

[signature and acknowledgment forms]

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

[graphic map depicting existing Fred Meyer Shopping Center setting out US Bank Pad]

                                 EXHIBIT D


[graphic map depicting Gresham Retail Store setting out Newport Bay Pad]

                        EXHIBIT E - USE RESTRICTIONS
                        ----------------------------


     1. Restrictions on Certain Parcels. No Parcel other than the [FRED MEYER PARCEL] will be leased, subleased, operated or otherwise used for:
(i) any jewelry store; (ii) any supermarket (which for purposes of this Declaration means any store, department or area within a store, containing at least 5,000 square feet of gross floor area, including aisle space and storage, primarily devoted to the retail sale of food for off-premises consumption); (iii) any bakery or delicatessen (provided, this shall not be deemed to prohibit bakery or delicatessen operations that are ancillary to another primary use such as a submarine or bagel sandwich restaurant); (iv) the sale of fresh or frozen meat, fish, poultry or produce for off-premises consumption; (v) any convenience store (except that a convenience store being operated in conjunction with a gasoline product service station approved in writing by Declarant and which contains not more than 1,500 square feet of gross floor area for product display, or such greater area as Declarant may approve from time to time, will not be a prohibited use); or (vi) the sale of any pharmaceutical products requiring the services of a registered pharmacist. The restriction in clause (i) above shall terminate if the occupant of the Fred Meyer Parcel ceases to operate a jewelry store on the Fred Meyer Parcel for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes such as strikes, lockouts, fire or other casualty, or acts of God. The restrictions in clauses (ii), (iii), (iv), and (v) above shall terminate if the occupant of the Fred Meyer Parcel ceases to operate a supermarket on the Fred Meyer Parcel for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes. The restriction in clause (vi) above shall terminate if the occupant of the Fred Meyer Parcel ceases to operate a pharmacy on the Fred Meyer Parcel for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes.

     2. General Restrictions on Use. The Parcels shall not in any event be leased, subleased, operated or otherwise used for: (i) the display, distribution or sale of any "adult" books, "adult" films, "adult" periodicals or "adult" entertainment; (ii) the establishment or maintenance of a massage parlor, gambling operation, "adult" theater, "adult" bookstore, "sex" shop, "peep show" or bawdy house or brothel, or any use in violation of applicable zoning and other governmental laws and regulations;
(iii) any use which emits an obnoxious odor, noise or sound which can be heard or smelled outside of any building in the Development, or which is a public or private nuisance, or which, in Declarant's judgment, is likely to generate public protests or controversy interfering with the operation of the Development as a retail center; (iv) any distilling, refining, smelting, agricultural, animal raising or boarding (other than consumer pet shops), or mining operation; (v) any short or long-term residential use;
(vi) any primary use as a warehousing, assembling, manufacturing, waste processing or other industrial operation; (vii) any motor vehicle, truck, trailer, recreational vehicle or boat sales, leasing or display; or (viii) any place for public assembly (such as a church, mortuary or meeting hall).

                                                                   April 5, 1996
SITE PURCHASE AGREEMENT - FM Form A-3                                  Rev. 3/94

                                 EXHIBIT F

                    AGREEMENT REGARDING PAD DEVELOPMENT


     THIS AGREEMENT REGARDING PAD DEVELOPMENT (this "Agreement") is made and entered into this __________ day of _____________, 1996, by and between REC RESOLUTION COMPANY, an Oregon corporation ("Landlord"), and FRED MEYER, INC., a Delaware corporation ("Tenant").

                              R E C I T A L S

     This Agreement is made with reference to the following facts and objectives:

     A. Landlord is the fee owner of certain property in Portland, Oregon, which is a part of the Gateway Shopping Center in Portland, Oregon (the "Shopping Center").

     B. Pursuant to a lease dated February 19, 1987 and amended by agreements dated December 28, 1987 and February 22, 1991 (as amended, the "Lease") Landlord leased to Tenant a portion of the Shopping Center (the "Premises"), which is more particularly described in the Lease.

     C. On or about January 23, 1991, Landlord and Mervyn's, Inc. ("Mervyn's") entered into a Reciprocal Easement Agreement (the "REA") for the common development, use and operation of the Shopping Center. Tenant subordinated the Lease to the REA as part of the February 22, 1991 amendment.

     D. On or about December 20, 1994, Landlord and Mervyn's entered into an amendment to the REA (the "REA Amendment") to incorporate additional property consisting of approximately six thousand four hundred (6,400) square feet at the corner of 102nd Avenue and Pacific Avenue (the "Additional Property") into the Shopping Center and allow the development of an additional pad area ("Pad Area 4") in the Shopping Center.

     E. Landlord and Tenant have reached an agreement whereby Tenant will subordinate the Lease to the terms of the REA Amendment and consent to the development of Pad Area 4 upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing facts and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Subordination to the REA Amendment. Subject to the terms of this Agreement, Tenant hereby consents to and agrees to subordinate the Lease to the terms of the REA Amendment.


                                                   Facility No. 200-01/GY-1
04/05/1996                                                     Portland, OR

     2. Development of Pad Area 4. Tenant consents to the development of Pad Area 4 as permitted under the REA and the REA Amendment subject to the following:

          2.1 Prohibition of Certain Retail Uses. During the term of the Lease, Pad Area 4 will under no circumstances be sold, leased, subleased, operated or otherwise used for: (i) any jewelry store; (ii) any supermarket (which for purposes of this Agreement means any store, department or area within a store, containing at least five thousand (5,000) square feet of gross floor area, including aisle space and storage, primarily devoted to the retail sale of food for off-premises consumption); (iii) any bakery or delicatessen (provided this shall not be deemed to prohibit bakery or delicatessen operations that are ancillary to another primary use such as a submarine or bagel sandwich restaurant); (iv) the sale of fresh or frozen meat, fish, poultry or produce for off-premises consumption; (v) any convenience store (except that a convenience store being operated in conjunction with a gasoline product service station and which contains not more than one thousand five hundred (1,500) square feet of gross floor area for product display, or such greater area as Tenant may approve from time to time, will not be a prohibited use; or (vi) the sale of any pharmaceutical products requiring the services of a registered pharmacist.

          The restriction in clause (i) above shall terminate if the occupant of the Premises ceases to operate a jewelry store on the Premises for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes such as strikes, lockouts, fire or other casualty, or acts of God. The restrictions in clauses (ii), (iii),
(iv) and (v) above shall terminate if the occupant of the Premises ceases to operate a supermarket on the Premises for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes. The restriction in clause (vi) above shall terminate if the occupant of the Premises ceases to operate a pharmacy on the Premises for a period of more than one year for reasons other than remodeling, reconstruction or "force majeure" causes.

     3. Site Plan Approval. Tenant shall have the right to reasonably approve the site plan for the development of Pad Area 4 to ensure that the development of Pad Area 4 does not materially adversely impact the parking and circulation of the common area adjacent to the Premises. In addition, Landlord's development of Pad Area 4 shall not cause the parking ratio on the Fred Meyer Parcel (as defined in the REA) to fall below 4.1 per 1,000 square feet of Allowed Gross Floor Area (as defined in the REA).


                                                   Facility No. 200-01/GY-1
04/05/1996                                                     Portland, OR

     4. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto. There are no promises, terms, conditions or obligations other than those contained herein. This Agreement supersedes all prior communications, representations or agreements, verbal or written, between the parties hereto and shall not be amended except in writing subscribed to by the parties hereto.

     5. Successors and Assigns. Each and all of the covenants, terms, agreements and obligations of this Agreement shall extend to and bind and inure to the benefit of the successors and/or assigns of said parties hereto.

     6. Ratification. Except as herein expressly modified all the terms and conditions of the Lease shall remain in full force and effect.

     7. Time of Essence. Time is of the essence with respect to the performance of every provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.


                                       LANDLORD:

                                       REC RESOLUTION COMPANY,
                                       an Oregon corporation,


Dated: ______________, 1996            By
                                          --------------------------------
                                                 David W. Ramus
                                          --------------------------------
                                             (typed or printed name)
                                          Its    Vice President
                                              ----------------------------


                                       TENANT:

                                       FRED MEYER, INC.,
                                       a Delaware corporation


Dated: ______________, 1996            By
                                          --------------------------------

                                          --------------------------------
                                             (typed or printed name)
                                          Its
                                              ----------------------------


                    (ACKNOWLEDGMENTS ON FOLLOWING PAGE)

                                                   Facility No. 200-01/GY-1
04/05/1996                                                     Portland, OR

                       (ACKNOWLEDGMENT FOR LANDLORD)

STATE OF OREGON              )
                             )  ss.
County of Washington         )

     This instrument was acknowledged before me on this ___________ day of ________________, 1996 by David W. Ramus as Vice President of REC
RESOLUTION COMPANY, an Oregon corporation.


                                      ------------------------------------------
                                      Notary Public for Oregon
                                      My Commission Expires: ___________________


                        (ACKNOWLEDGMENT FOR TENANT)

STATE OF OREGON              )
                             )  ss.
County of ______________     )

     This instrument was acknowledged before me on this __________ day of ________________, 1996 by _____________________________________________ as
_______________________________ of FRED MEYER, INC., a Delaware
corporation.

                                      ------------------------------------------
                                      Notary Public for Oregon
                                      My Commission Expires: ___________________


                                                   Facility No. 200-01/GY-1
04/05/1996                                                     Portland, OR
Page 4 of 4